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                                  EXHIBIT 23.2

September 12, 2000


We consent to the incorporation by reference in this Registration Statement of Composite Solutions, Inc. ("CSI") on Form S-8 of the following reports: our report dated 1/13/2000, appearing in the Annual Report on Form 10-KSB of CSI for the year ended December 31, 1999 and our report dated 5/26/2000, appearing in the Quarterly Report on Form 10-QSB of CSI for the quarterly period ended March 31, 2000.


/s/ Durland and Company
San Diego, California







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